As filed with the Securities and Exchange Commission on October 27, 2006
Reg. No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

VOIP INC.
(Exact name of registrant as specified in its charter)

Texas	75-2785941
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714
(Address of principal executive offices) (Zip Code)
________________________________________________

COMPENSATION AGREEMENT
(Full title of plan)
________________________________

Anthony Cataldo, Chief Executive Officer
VoIP, Inc.

151 So. Wymore Rd., Suite 3000
Altamonte Springs, Florida 32714

(Name and address of agent for service)

(407) 389-3232
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share*	Proposed maximum Aggregate offering Price	Amount of Registration fee

Common Stock ($.001 par value)	552,000	$0.39	$552,000.39	$59.06

*
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the high and low selling prices per share of Common Stock of VoIP, Inc. on October 26, 2006

PART I

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in Item 1 will be sent or given to the participant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Anthony Cataldo, VoIP, Inc., Chief Executive Officer, Altamonte Springs, Florida 32714 (407) 389-3232.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o
Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006, and to the amendments to such Form 10-KSB which were filed with the SEC on June 6, 2006 and October 27, 2006, respectively, and which are hereby incorporated by reference.

o	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on April 25, 2006;

o	Reference is made to the Registrant's quarterly report on Form 10-Q for the period ended March 31, 2006, as filed with the SEC on May 18, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on May 25, 2006 which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on June 13, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on June 21, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrants quarterly report on Form 10-Q for the period ended June 30, 2006, as filed with the SEC on August 16, 2006, which is incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 11, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 12, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 18, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 22, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 22, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 22, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 29, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 5, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 16, 2006, which is hereby incorporated by reference.

o	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 20, 2006, which is hereby incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st Fl., New York, NY 10018. Marc Ross, a member of Sichenzia Ross Friedman Ference LLP, will receive 552,000 shares of common stock under this registration statement to be issued as compensation for legal services to be performed on behalf of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that our directors will not be personally liable to us or any of our shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

Pursuant to the Texas Business Corporation Act (the "Act"), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT DESCRIPTION

5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Compensation Agreement
23.1	Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit 5.1
23.2	Consent of Berkovits, Lago & Company, LLP, Certified Public Accountants
23.3	Consent of Moore, Stephens, Lovelace, LLP, Certified Public Accountants

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the Registration Statement is on Form S-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, Florida on October 27, 2006.

VOIP, INC.

By:	/s/ Anthony Cataldo
Anthony Cataldo, Chief Executive Officer
(Principal Executive Officer) and Chairman of the Board

By:	/s/ Robert Staats
Robert Staats, Chief Accounting Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.

Signature		Title	Date

/s/	Anthony Cataldo	Chairman and Chief Executive Officer	October 27, 2006
	Anthony Cataldo	(Principal Executive Officer)

/s/	Robert Staats	Chief Accounting Officer	October 27, 2006
	Robert Staats	(Principal Accounting Officer)

/s/	Gary Post	Director	October 27, 2006
Gary Post

/s/	Nicholas A. Iannuzzi	Director	October 27, 2006
Nicholas A. Iannuzzi

/s/	Stewart Kosh	Director	October 27, 2006
Stewart Kosh